                                                                Exhibit 5.1



                    FOLEY, HOAG & ELIOT LLP
                     0NE POST OFFICE SQUARE
                BOSTON, MASSACHUSETTS 02109-2170
                             _____

                    TELEPHONE 617-832-1000        1615 L STREET, N.W., SUITE 850
                    FACSIMILE 617-832-7000            WASHINGTON, D.C. 20036
                    http://www.fhe.com                   TEL: 202-775-0600
                                                         FAX: 202-857-0140



                                        September 10, 1997




Hills Stores Company
15 Dan Road
Canton, Massachusetts 02021

Ladies and Gentlemen:

        We are familiar with the Registration Statement on Form S-8 (the "S-8 Registration Statement") proposed to be filed on or about September 12, 1997 by Hills Stores Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-8 Registration Statement relates to the proposed offering by the Company of 250,000 shares (the "Shares") of its Common Stock, par value $0.01 per share ("Common Stock"), offered or to be offered by the Company from time to time under the Company's 1993 Incentive and Nonqualified Stock Option Plan (the "Plan").

        We are familiar with the Company's certificate of incorporation and all amendments thereto, its by-laws and all amendments thereto, and the Plan. We have examined such other records and documents as we deemed necessary or appropriate for purposes of rendering this opinion.

        Based upon and subject to the foregoing, it is our opinion that the Company has corporate power adequate for the issuance of the Shares in accordance with the S-8 Registration Statement. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares. When (following the effective date of the S-8 Registration Statement) certificates for the Shares have been duly executed and countersigned, and delivered against due receipt of consideration therefor as described in the S-8 Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable.

Hills Stores Company
September 10, 1997
Page 2


        We understand that this opinion is to be filed as an exhibit to the S-8 Registration Statement and we hereby consent to such filing.

                                        Very truly yours,

                                        FOLEY, HOAG & ELLIOT LLP



                                        By /s/ Dean F. Hanley
                                           -------------------------
                                           A Partner